UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ATLAS FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	27-5466079 (I.R.S. Employer Identification Number)

150 NW Point Boulevard
Elk Grove Village, IL 60007
(Address of principal executive offices)

Registrant's telephone number, including area code: (847) 472-6700

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, $0.003 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates (if applicable): 333-183276

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed to register the ordinary shares, par value $0.003 per share (the “Ordinary Shares”), of Atlas Financial Holdings, Inc. (the “Company”) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the listing of the Ordinary Shares on The Nasdaq Stock Market LLC. The Ordinary Shares had been registered under Section 12(g) of the Exchange Act.

Item 1. Description of Registrant's Securities to be Registered.

The securities to be registered hereby are the Ordinary Shares. The description of the Ordinary Shares contained in the section entitled “Description of Securities” in the prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-183276) filed with the Securities and Exchange Commission on August 13, 2012, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 11, 2013	ATLAS FINANCIAL HOLDINGS, INC.

	By:	/s/ Scott Wollney
Name: Scott Wollney Title: Chief Executive Officer